UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 8, 2010

 rVue Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-158117	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

900 S.E. Third Avenue, 3rd Floor, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

954-525-6464

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (the "Amendment") amends the Current Report for rVue Holdings, Inc. (the "Company") on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2010 (the "Original Report"). The Company is filing this Amendment in response to comments from the Staff of the United States Securities and Exchange Commission. This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 4.01. Change in Registrant’s and Wholly Owned Subsidiary’s Certifying Accountants.

On May 13, 2010, rVue Holdings, Inc. (the “Company”) acquired all of the common stock of rVue, Inc. in a purchase transaction accounted for as a reverse recapitalization of rVue, Inc. For accounting and financial reporting purposes rVue, Inc. is the acquiror and the Company is the acquired company.

rVue, Inc. – Accounting Acquiror of the Company

On June 8, 2010, the Company dismissed Salberg & Company, P.A. (“Salberg”) as rVue, Inc.’s independent registered public accounting firm. Salberg’s dismissal was effective June 9, 2010. The Company’s Board of Directors approved Salberg’s dismissal.

During the fiscal year ended December 31, 2009, Salberg’s report on rVue, Inc.’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except that Salberg’s audit report for the year ended December 31, 2009 stated that several factors raised substantial doubt about rVue, Inc.’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal year ended December 31, 2009 and the subsequent period through June 9, 2010, (i) there were no disagreements between rVue, Inc. and Salberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Salberg, would have caused Salberg to make reference to the matter in its report on rVue, Inc.’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

On June 9, 2010, the Company provided Salberg with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Salberg furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated June 10, 2010, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on June 11, 2010.

The Company

On June 8, 2010, the Company dismissed De Joya Griffith & Company, LLC (“De Joya”) as the Company’s independent registered public accounting firm. De Joya’s dismissal was effective June 8, 2010. The Company’s Board of Directors approved De Joya’s dismissal.

During the fiscal years ended January 31, 2010 and 2009, De Joya’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that De Joya’s audit report for the years ended January 31, 2010 and 2009 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended January 31, 2010 and 2009 and the subsequent period through June 8, 2010, (i) there were no disagreements between the Company and De Joya on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of De Joya, would have caused De Joya to make reference to the matter in its reports on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

On June 9, 2010, the Company provided De Joya with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that De Joya furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated June 10, 2010, is filed as Exhibit 16.2 to the Current Report on Form 8-K filed on June 11, 2010.

On June 8, 2010, the Company engaged Rubin Brown LLP (“Rubin Brown”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the years ended December 31, 2009 and 2008, and the subsequent interim period through June 8, 2010, the Company did not consult with Rubin Brown regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or an event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Salberg & Company, P.A. dated June 10, 2010 (1)
16.2	Letter from De Joya Griffith & Company, LLC dated June10, 2010 (1)
__________
(1)     Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: June 17, 2010	By: /s/ David A. Loppert
David A. Loppert
Chief Financial Officer